Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the registrant [x]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[x]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        EVERTRUST FINANCIAL GROUP, INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                        EVERTRUST FINANCIAL GROUP, INC.
-----------------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
                              N/A
-----------------------------------------------------------------------------
(2)  Aggregate number of securities to which transactions applies:
                              N/A
-----------------------------------------------------------------------------
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                              N/A
-----------------------------------------------------------------------------
 (4)  Proposed maximum aggregate value of transaction:
                              N/A
-----------------------------------------------------------------------------
[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
                             N/A
-----------------------------------------------------------------------------
(2)  Form, schedule or registration statement no.:
                             N/A
-----------------------------------------------------------------------------
(3)  Filing party:
                             N/A
-----------------------------------------------------------------------------
(4)  Date filed:
                             N/A
-----------------------------------------------------------------------------

                        EVERTRUST FINANCIAL GROUP, INC.

                              2707 Colby Avenue
                          Everett, Washington 98201


                               June 19, 2000


Dear Fellow Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of EverTrust Financial Group, Inc. ("Company"). The meeting will be held at the Everett Golf & Country Club located at 1500 52nd Street in Everett, Washington, on Tuesday, July 25, 2000 at 7:00 p.m., local time. This will be the first annual meeting of stockholders since the Company became a public company on September 30, 1999 in connection with its conversion from mutual to stock form.

     The Notice of First Annual Meeting of Stockholders and Proxy Statement appearing on the following pages describes the formal business to be transacted at the meeting. Please take a moment to read this material. When you have finished, please mark, sign, date and return your proxy card in the enclosed envelope.

     Because EverTrust Financial Group, Inc. may be the first stock investment for many of you, I would like to extend an invitation to contact our director of investor relations, Brad Ogura (425/258-0380 or E-mail ogura@evertrustfinancial.com). He is available to answer questions you may have about what to expect at the annual meeting, or about the Company in general.

     Your vote is important. Whether or not you attend this meeting in person, and regardless of the number of shares you own, it is important that your shares are represented at this meeting. To make sure your shares are represented, please mark, sign, date and return your proxy card as soon as possible. This will allow us to avoid the expense of a follow-up mailing. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     On behalf of the board of directors and officers of EverTrust Financial Group, Inc., we look forward to seeing you at our annual meeting and providing you with an update on our operations.

                                        Sincerely,

                                        /s/Michael B. Hansen
                                        Michael B. Hansen
                                        President and Chief Executive Officer

                       EVERTRUST FINANCIAL GROUP, INC.
                              2707 COLBY AVENUE
                          EVERETT, WASHINGTON 98201
                               (425) 258-3645

------------------------------------------------------------------------------
                NOTICE OF FIRST ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JULY 25, 2000
------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the First Annual Meeting of Stockholders of EverTrust Financial Group, Inc. ("Company") will be held at the Everett Golf & Country Club located at 1500 52nd Street in Everett, Washington, on Tuesday, July 25, 2000, at 7:00 p.m., local time, for the following purposes:

     (1)   To elect nine directors of the Company;

     (2) To approve the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2001;

     (3) To consider and vote upon a proposal to adopt the EverTrust Financial Group, Inc. 2000 Stock Option Plan;

     (4) To consider and vote upon a proposal to adopt the EverTrust Financial Group, Inc. 2000 Management Recognition Plan; and

     (5) To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Stockholders of record at the close of business on June 1, 2000 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/LORELEI CHRISTENSON
                                      LORELEI CHRISTENSON
                                      CORPORATE SECRETARY

Everett, Washington
June 19, 2000

------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                              PROXY STATEMENT
                                    OF
                      EVERTRUST FINANCIAL GROUP, INC.
                             2707 COLBY AVENUE
                         EVERETT, WASHINGTON 98201
                              (425) 258-3645

------------------------------------------------------------------------------
                    FIRST ANNUAL MEETING OF STOCKHOLDERS
                               JULY 25, 2000
------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EverTrust Financial Group, Inc. ("Company") to be used at the First Annual Meeting of Stockholders of the Company ("Meeting"). The Company is the holding company for Everett Mutual Bank and Commercial Bank of Everett ("CBE"). Everett Mutual Bank and CBE are referred to collectively herein as the "Banks." The Meeting will be held at the Everett Golf & Country Club located at 1500 52nd Street in Everett, Washington, on Tuesday, July 25, 2000, at 7:00 p.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to stockholders on or about June 19, 2000.

------------------------------------------------------------------------------
                         VOTING AND PROXY PROCEDURE
------------------------------------------------------------------------------

     Stockholders Entitled to Vote. Stockholders of record as of the close of business on June 1, 2000 ("Voting Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. At the close of the Voting Record Date the Company had 8,103,637 shares of Common Stock issued and outstanding.

     Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

     Voting. The Board of Directors solicits proxies so that each stockholder has the opportunity to vote on the proposal to be considered at the Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below, FOR the approval of the appointment of independent auditors, FOR ratification of the adoption of the EverTrust Financial Group, Inc. 2000 Stock Option Plan and FOR ratification of the adoption of the EverTrust Financial Group, Inc. 2000 Management Recognition Plan. If a stockholder of record attends the Meeting, he or she may vote by ballot.

     The directors to be elected at the Meeting will be elected by a plurality of the votes cast by stockholders present in person or by proxy and entitled to vote. Pursuant to the Company's Articles of Incorporation, stockholders are not permitted to cumulate their votes for the election of directors.
Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast.

     With respect to the other proposals to be voted upon at the Meeting, stockholders may vote for or against a proposal or may abstain from voting. Approval of the appointment of independent auditors, and ratification of the adoption of the 2000 Stock Option Plan and the 2000 Management Recognition Plan will each require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting and entitled to vote. Abstentions will be counted and will have the same effect as a vote against each of the proposals; broker non-votes will be disregarded and will have no effect on the outcome of each of these proposals.

     Revocation of a Proxy. Stockholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Corporate Secretary of the Company or by filing a later dated and signed proxy prior to a vote being taken on a proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     Participants in the EverTrust Financial Group, Inc. ESOP. If a stockholder is a participant in the EverTrust Financial Group, Inc. Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

------------------------------------------------------------------------------
      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended
("Exchange Act").   Based on such reports, the following table sets forth, at
the close of business on the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Based on such reports, management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date. The table also sets forth, as of the close of business on the Voting Record Date, certain information as to shares of Common Stock beneficially owned by the Company's directors and "named executive officers" and by all directors and executive officers as a group.

                                       Number of Shares      Percent of Shares
Name                                 Beneficially Owned (1)     Outstanding
----                                 ----------------------     -----------

Beneficial Owners of More Than 5%

Wellington Management Co. LLP
75 State Street, 19th Floor
Boston, Massachusetts 02109                641,000                 7.9%

Directors

Margaret B. Bavasi                          11,693                   *
Thomas R. Collins                           20,000                   *
Thomas J. Gaffney                           20,000                   *
R. Michael Kight                            10,000                   *
Robert A. Leach, Jr.                        18,136                   *
George S. Newland                           10,000                   *
William J. Rucker                           22,000                   *

                        (table continued on following page)

                                       Number of Shares      Percent of Shares
Name                                 Beneficially Owned (1)     Outstanding
----                                 ----------------------     -----------

Named Executive Officers(2)

Michael B. Hansen(3)(4)                    28,100                   *
Michael R. Deller (3)                      10,000                   *
Jeffrey R. Mitchell                         9,667                   *
Lorelei Christenson(5)                     12,600                   *
All Executive Officers and
 Directors as a Group (11 persons)        176,117(6)              2.2%

--------------
*     Less than one percent of shares outstanding.
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. Shares held in accounts under the Company's ESOP, as to which the holders have voting power but not investment power, are included as follows: Mr. Hansen, 2,137 shares; Mr. Deller, 1,440 shares; Mr. Mitchell, 1,037 shares; and Ms. Christenson, 1,037 shares; all executive officers and directors as a group, 5,651 shares.
(2) SEC regulations define the term "named executive officers" to include all individuals serving as chief executive officer during the most recently completed fiscal year, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Messrs. Hansen, Deller, Mitchell, and Ms. Christenson were the Company's "named executive officers" for the fiscal year ended March 31, 2000.
(3)   Messrs. Hansen and Deller are also directors of the Company.
(4) Includes 3,100 shares owned by Mr. Hansen's spouse's individual retirement account ("IRA").
(5)   Includes 5,000 shares owned by Ms. Christenson's spouse's IRA.
(6) Includes an approximation of the number of shares in the participant's ESOP account.

------------------------------------------------------------------------------
                   PROPOSAL I -- ELECTION OF DIRECTORS
------------------------------------------------------------------------------

     The Company's Board of Directors consists of nine members. The nine members of the Board are the initial directors of the Company, each of whose term as initial director expires at the Meeting in accordance with Washington law. In accordance with the Company's Articles of Incorporation, the Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Nine directors, whose names appear in the following table, will be elected at the Meeting to serve for the respective terms set forth in the table, or until their respective successors have been elected and qualified. Each director of the Company is also a director of Everett Mutual Bank.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named in the following table. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

     The Board of Directors recommends a vote "FOR" the election of all nominees named in the following table.

     The following table sets forth certain information regarding the nominees for election at the Meeting.

                                       Year First Elected or    Term to
Name                        Age(1)     Appointed Director(2)   Expire(3)
----                        ------     ---------------------   ---------
                                BOARD NOMINEES

Michael B. Hansen            58                 1981            2001
George S. Newland            60                 1985            2001
William J. Rucker            60                 1976            2001
Michael R. Deller            49                 1999            2002
Robert A. Leach, Jr.         50                 1997            2002
Thomas R. Collins            57                 1994            2002
Margaret B. Bavasi           45                 1996            2003
R. Michael Kight             61                 1974            2003
Thomas J. Gaffney            52                 1984            2003

-------------
(1)   As of March 31, 2000.
(2) Includes prior service on the Board of Directors of Everett Mutual Bank and the Company's predecessor, Mutual Bancshares.
(3)   Assuming the individual is elected.

     The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

     Michael B. Hansen is Chairman of the Board, President and Chief Executive Officer of the Company and Chief Executive Officer of Everett Mutual Bank and CBE. Mr. Hansen has been employed by Everett Mutual Bank for 21 years.

     George S. Newland is the President and owner of Newland Construction Co., Inc., a general contracting company specializing in commercial, industrial and institutional projects in the greater Northwest area. Mr. Newland has over 38 years of experience in the construction area.

     William J. Rucker is the Chief Executive Officer and owner of H&L Sporting Goods and Soccer West, retail and institutional sporting goods businesses.

     Michael R. Deller is Executive Vice President of the Company and President and Chief Operating Officer of Everett Mutual Bank and is responsible for branch administration, marketing and sales. Prior to his appointment as President of Everett Mutual Bank in April 2000, he had served as Executive Vice President and Chief Operating Officer since 1997. From 1994
to 1997, Mr. Deller was the Executive Director of the Port of Everett.   Mr.
Deller is the brother-in-law of Thomas R. Collins.

     Robert A. Leach, Jr. is an investment executive and senior vice president and branch manager of Ragen Mackenzie, Inc., a financial services company.
Mr. Leach has worked in the financial services industry for 18 years.

     Thomas R. Collins is an attorney and a Partner in the Anderson Hunter Law Firm, P.S., which firm he has been associated with for 31 years. Mr. Collins is the brother-in-law of Michael R. Deller, the President and Chief Operating Officer of Everett Mutual Bank.

     Margaret B. Bavasi is the former co-owner of the Everett AquaSox Baseball Club, a minor league baseball club. She served as the Club's Vice President from 1984 to 1999.

     R. Michael Kight is an attorney and a Partner in the law firm of Newton-Kight, L.L.P., which he joined 33 years ago. The firm serves as general counsel to Everett Mutual Bank and CBE.

     Thomas J. Gaffney is a Partner of the Everett office of Moss Adams LLP, a certified public accounting firm, with which he has been associated for 31 years.

------------------------------------------------------------------------------
           MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
------------------------------------------------------------------------------

Committees of the Company

     The Board of Directors of the Company conducts its business through meetings of the Board and through its committees. During the fiscal year ended March 31, 2000, the Board of Directors of the Company held 15 meetings. No director of the Company attended fewer than 75% of the total meetings of the Board and committees on which such person served during this period.

     The Company's Board of Directors has established Audit, Nominating and Compensation Committees.

     The Audit Committee, consisting of Directors Leach, Gaffney and Rucker, receives and reviews all reports prepared by the Company's external and internal auditor. The Audit Committee met six times during the fiscal year ended March 31, 2000.

     The Nominating Committee, consisting of Directors Leach, Hansen, Gaffney and Rucker, makes recommendations to the Board for the annual selection of management's nominees for election as directors of the Company. The Nominating Committee met once during the fiscal year ended March 31, 2000.

     The Compensation Committee, consisting of Directors Leach, Bavasi and Rucker, makes recommendations to the full Board of Directors concerning employee compensation. The Compensation Committee meets as needed and met once during the fiscal year ended March 31, 2000.

Committees of Everett Mutual Bank

     Everett Mutual Bank's Board of Directors meets monthly and has special meetings as needed. During the year ended March 31, 2000, the Board of
Directors met 20 times.   No director attended fewer than 75% of the total
meetings of the board and committees on which such board members served during this period.

     The Executive Committee of Everett Mutual Bank, comprised of Directors Bavasi, Rucker and Leach, sets board policies and reviews the performance and salary of Everett Mutual Bank's Chief Executive Officer. In fiscal 2000, this Committee met once.

     The Loan Review Committee of Everett Mutual Bank, comprised of Directors Bavasi, Collins, Kight and Newland, meets at least monthly. This Committee monitors Everett Mutual Bank's lending practices and policies. In fiscal 2000, this Committee met 17 times.

     The Audit and Budget Committee of Everett Mutual Bank, comprised of Directors Leach, Gaffney and Rucker, meets monthly. This Committee reviews internal auditing functions and establishes policies to assure full disclosure of Everett Mutual Bank's financial condition. This Committee also oversees the audit prepared by an external audit firm and the results of the examinations of the Federal Deposit Insurance Corporation and the Washington Division of Banks. In fiscal 2000, this Committee met 12 times.

     The Investment Committee of Everett Mutual Bank, comprised of Directors Kight, Leach, Rucker and Newland, meets quarterly. This Committee reviews the liquidity investments of Everett Mutual Bank. In fiscal 2000, this Committee met four times.

     The Nominating Committee of Everett Mutual Bank, comprised of Directors Rucker, Gaffney, Hansen and Leach, meets as necessary. This Committee reviews and investigates potential board members when there is a vacancy on the board. In fiscal 2000, this Committee met once.

     The entire board of directors of Everett Mutual Bank determines the salaries to be paid to officers of Everett Mutual Bank, based on recommendations of the Chief Executive Officer. The board of directors met once during fiscal 2000 to discuss such salary matters.

Committees of Commercial Bank of Everett

     CBE held 16 meetings of its board of directors during the year ended March 31, 2000. CBE has audit, investment and loan committees. All committee meetings are held with regular board meetings, with all board members in attendance.

------------------------------------------------------------------------------
                           DIRECTORS' COMPENSATION
------------------------------------------------------------------------------

     All non-officer directors receive an annual retainer of $10,000 paid quarterly in increments of $2,500. Also, all non-officer directors, other than the Vice Chairman of the Board, receive a fee of $550 per board meeting attended and $220 per committee meeting attended. The Vice Chairman of the Board receives a fee of $660 per board meeting attended and the chairman of each committee receives $275 per committee meeting attended. Total fees paid to directors during the year ended March 31, 2000 were $231,175.

     Directors participate in a Company sponsored voluntary deferred compensation program that is also available to a select group of management and/or highly compensated employees. Under the plan, a director is permitted to defer all or a specified portion of the compensation paid to them.
Deferral amounts are credited to a director's Deferred Compensation Account and credited with earnings as of the last day of each calendar quarter in accordance with such benchmark investment measures selected by the director as specified in the plan. During the year ended March 31, 2000, $99,247 of directors compensation was deferred (net of distributions) under the plan.

------------------------------------------------------------------------------
                           EXECUTIVE COMPENSATION
------------------------------------------------------------------------------

Summary Compensation Table

     The following table shows the compensation, including amounts deferred to future periods by the officers, paid to the Company's Chief Executive Officer and executive officers, whose salary and bonus exceeded $100,000, during the fiscal year ended March 31, 2000.

                                      Annual Compensation(1)
                            ---------------------------------------
                                                         Other          All
                                                         Annual        Other
Name and                                                 Compen-      Compen-
Position                    Year   Salary     Bonus    sation(3)(4)  sation(5)
--------                    ----   ------     -----    ------------  ---------

Michael B. Hansen           2000  $200,000  $52,000(2)  $    80      $38,000
Chairman of the Board,      1999   185,000   72,000      15,625        7,949
 President and Chief
 Executive Officer of the
 Company; Chief Executive
 Officer of Everett Mutual
 Bank and CBE

Michael R. Deller           2000  $135,000  $31,000(2)  $    --      $25,094
Executive Vice President    1999   120,000   51,000         217        4,723
 of the Company and
 President and Chief
 Operating Officer of
 Everett Mutual Bank

Jeffrey R. Mitchell         2000  $ 97,000  $21,300(2)  $    --      $17,822
Senior Vice President and   1999    90,000   36,000         347        3,912
 Chief Financial Officer
 of the Company, Everett
 Mutual Bank, CBE, I-Pro,
 Inc. and Mutual Bancshares
 Capital, Inc.

Lorelei Christenson         2000  $ 97,000  $21,300(2)  $    57      $18,571
Senior Vice President and   1999    90,000   29,000       9,276        3,893
 Corporate Secretary of
 the Company; Senior Vice
 President, Chief Informa-
 tion Officer and Corporate
 Secretary of Everett
 Mutual Bank, CBE, and
 Mutual Bancshares Capital,
 Inc.; President of I-Pro,
 Inc.
------------------
(1) Compensation information for fiscal year ended March 31, 1998 has been omitted as the Company was neither a public company nor a subsidiary thereof at such time. Salary and bonus information does not exclude amounts deferred under a nonqualified deferred compensation plan.
(2)  Paid in April 2000 for fiscal year ending March 31, 2000.
(3) The aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported.
(4) Amounts reported are earnings credited to the non-qualified deferred compensation programs in excess of 120% of the applicable federal rate.
(5) Includes amounts paid in connection with contributions made by the Company on behalf of the officer to vested and unvested defined contribution plans and the dollar value of any insurance premiums paid by the Company on behalf of the officer with respect to term life insurance.

     Employment Agreements for Executive Officers. The Company and Everett Mutual Bank (collectively, the "Employers") have entered into three-year employment agreements ("Employment Agreements") with Messrs. Hansen, Deller and Mitchell (individually, the "Executive"). Under the Employment Agreements, the current salary levels for Messrs. Hansen and Mitchell are $200,000 and $97,000, respectively, which amounts are paid by the Company, and for Mr. Deller, $135,000, which is paid by Everett Mutual Bank, and which may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the initial date of the Employment Agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. The agreements are terminable by the Employers at any time, by the Executive if he is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that an Executive's employment is terminated without cause or upon the Executive's voluntary termination following the occurrence of an event described in the preceding sentence, the Employers would be required to honor the terms of the agreement through the expiration of the current term, including payment of then current cash compensation and continuation of employee benefits.

     The Employment Agreements provide for severance payments and other benefits if the Executive is involuntarily terminated because of a change in control of the Employers. The agreements authorize severance payments on a similar basis if the Executive voluntarily terminates his employment following a change in control because he is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The agreements define the term "change in control" as having occurred when, among other things, a person other than the Company purchases shares of Common Stock under a tender or exchange offer for the shares; any person, as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; the membership of the Board of Directors changes as the result of a contested election; or stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

     The maximum value of the severance benefits under the Employment Agreements is 2.99 times the Executive's average annual compensation during the five-year period prior to the effective date of the change in control (the "base amount"). The Employment Agreements provide that the value of the maximum benefit may be distributed, at the Executive's election, in the form of a lump sum cash payment equal to 2.99 times the Executive's base amount, or a combination of a cash payment and continued coverage under the Employer's health, life and disability programs for a 36-month period following the change in control, the total value of which does not exceed 2.99 times the Executive's base amount. Assuming that a change in control had occurred at March 31, 2000 and that Messrs. Hansen, Deller and Mitchell each elected to receive a lump sum cash payment, they would be entitled to a payment of approximately $546,141, $426,967 and $255,432, respectively. Section 280G of the Internal Revenue Code, as amended ("Code"), provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are conditioned upon a change in control. Individuals receiving parachute payments in excess of 2.99 times of their base amount are subject to a 20% excise tax on the amount of such excess payments. If excess parachute payments are made, the Employers would not be entitled to deduct the amount of such excess payments. The Employment Agreements provide that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the Executive will be considered excess parachute payments.

     The Employment Agreements restrict each Executive's right to compete against Everett Mutual Bank for a period of one year from the date of termination of the agreement if the Executive voluntarily terminates employment except in the event of a change in control.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

     Report of the Compensation Committee. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other named executive officers. The disclosure requirements for the Chief Executive Officer and named executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting those individuals. The Compensation Committee of the Board of Directors of the Company is responsible for establishing and monitoring compensation policies of the Company and for reviewing and ratifying the actions of the Compensation Committees of the Boards of Directors of

Everett Mutual Bank and CBE. Performance is evaluated and salaries are set by the Compensation Committees of the Banks.

     General. The Banks' Compensation Committees' duties are to recommend and administer policies that govern executive compensation. The Committees evaluate individual executive performance, compensation policies and salaries. The Committees are responsible for evaluating the performance of the Chief Executive Officers of the Banks while the Chief Executive Officers of the Banks evaluate the performance of other senior officers of the respective Banks and make recommendations to the Committees regarding compensation levels. The Committees have final authority to set compensation levels.

     Compensation Policies. The executive compensation policies of the Banks are designed to establish an appropriate relationship between executive pay and the Company's and the Banks' annual performance, to reflect the attainment of short- and long-term financial performance goals and to enhance the ability of the Company and the Banks to attract and retain qualified executive officers. The principles underlying the executive compensation policies include the following:

     . To attract and retain key executives who are vital to the long-term success of the Company and the Banks and are of the highest caliber;

     . To provide levels of compensation competitive with those offered throughout the financial industry and consistent with the Company's and the Banks' level of performance;

     . To motivate executives to enhance long-term stockholder value by building their equity interest in the Company; and

     . To integrate the compensation program with the Company's and the Banks' annual and long-term strategic planning and performance measurement processes.

     The Committees consider a variety of subjective and objective factors in determining the compensation package for individual executives including: (1) the performance of the Company and the Banks as a whole with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by the progress of the Company and the Banks during the year.

     Base Salary. The Company's current compensation plan involves a combination of salary, cash bonuses to reward short-term performance and voluntary participation in the deferred compensation plan. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. In setting competitive salary levels, the Compensation Committees continually evaluate current salary levels by surveying similar institutions in Washington, Oregon and the United States. The Committee's peer group analysis focuses on asset size, nature of ownership, type of operation and other common factors. Specifically, the Committees annually review the Northwest Financial Industry Salary Survey prepared by Milliman & Robertson, Inc., Actuaries and Consultants, covering 93 institutions and combining the studies of the Washington Bankers Association, Washington Savings League, Puget Sound Banking Industry and Seattle Mortgage Banking Industry. Also reviewed are the America's Community Bankers' Compensation Survey, covering 452 institutions, and the SNL Executive Compensation Review.

     Bonus Program. A short-term incentive bonus plan is in effect for the officers of the Banks which is designed to compensate for performance. The plan is designed to provide for bonuses of up to 50% of salary for the chief executive officer, up to 40% of salary for executive vice presidents, up to 35% of salary for senior vice presidents and certain other officers. In certain circumstances, bonuses may be payable at higher levels based on exceptional performance in excess of established targets. The performance bonus is based primarily on quantifiable data such as return on assets, return on equity and level of operating expenses. Subjective evaluation of performance is limited.

     Deferred Compensation. The Company sponsors a voluntary deferred compensation plan for directors and a select group of management and/or highly compensated employees. An eligible employee is permitted to defer all or a specified portion of his compensation. Deferral amounts are credited to a participant's Deferred Compensation Account on a payroll deduction basis and credited with earnings on the last calendar day of each quarter in accordance with the benchmark investment measures selected by the participant as specified in the plan.

     Compensation of the Chief Executive Officer. During the calendar year ended March 31, 2000, the base salary of Michael B. Hansen, Chairman of the Board, President and Chief Executive Officer of the Company, and Chief Executive Officer of Everett Mutual Bank and CBE, was $200,000. In addition, he was credited with $90,080 in other compensation (comprised of a bonus of $52,000; retirement plan contributions of $9,514; ESOP contributions of $27,910; term life insurance premiums of $576; and non-qualified deferred compensation in excess of 120% of the applicable federal rate of $80). This resulted in total compensation of $290,080, which represents a 3.39% increase
from the twelve month period ended March 31, 1999.   The Committee believes
that Mr. Hansen's compensation is appropriate based on the Company's overall compensation policy, on the basis of the Committee's consideration of peer group data, and the financial performance of the Company during the fiscal year. Mr. Hansen did not participate in the Committee's consideration of his compensation level for the fiscal year.

     Compensation of Named Executive Officers. During the calendar year ended March 31, 2000, the base salary of Michael R. Deller, Executive Vice President of the Company and President and Chief Operating Officer of Everett Mutual Bank was $135,000. In addition, he was credited with $56,094 in other compensation (comprised of a bonus of $31,000; retirement plan contributions of $5,714; ESOP contributions of $18,805; and term life insurance premiums of $575). This resulted in total compensation of $191,049, which represents an
8.61% increase from the twelve month period ended March 31, 1999.   The
Committee believes that Mr. Deller's compensation is appropriate based on the Company's overall compensation policy, on the basis of the Committee's consideration of peer group data, and the financial performance of the Company during the fiscal year. Mr. Deller did not participate in the Committee's consideration of his compensation level for the fiscal year.

     During the calendar year ended March 31, 2000, the base salary of Jeffrey
R. Mitchell, Senior Vice President and Chief Financial Officer of the Company, Everett Mutual Bank, CBE, I-Pro, Inc. and Mutual Bancshares Capital, Inc. was $97,000. In addition, he was credited with $39,122 in other compensation (comprised of a bonus of $21,300; retirement plan contributions of $3,865; ESOP contributions of $13,538; and term life insurance premiums of $419).
This resulted in total compensation of $136,122, which represents a 4.50%
increase from the twelve month period ended March 31, 1999.   The Committee
believes that Mr. Mitchell's compensation is appropriate based on the Company's overall compensation policy, on the basis of the Committee's consideration of peer group data, and the financial performance of the Company during the fiscal year. Mr. Mitchell did not participate in the Committee's consideration of his compensation level for the fiscal year.

     During the calendar year ended March 31, 2000, the base salary of Lorelei Christenson, Senior Vice President, Chief Information Officer and Corporate Secretary of the Company, Everett Mutual Bank, CBE, I-Pro, Inc. and Mutual Bancshares Capital, Inc. was $97,000. In addition, she was credited with $39,928 in other compensation (comprised of a bonus of $21,300; retirement plan contributions of $4,614; ESOP contributions of $13,538; term life insurance premiums of $419; and non-qualified deferred compensation in excess of 120% of the applicable federal rate of $57). This resulted in total compensation of $136,928, which represents a 3.60% increase from the twelve
month period ended March 31, 1999.   The Committee believes that Ms.
Christenson's compensation is appropriate based on the Company's overall compensation policy, on the basis of the Committee's consideration of peer group data, and the financial performance of the Company during the fiscal year. Ms. Christenson did not participate in the Committee's consideration of her compensation level for the fiscal year.

               Compensation Committee:
                                 Robert A. Leach, Jr., Chairman
                                 Margaret B. Bavasi
                                 William J. Rucker

     Compensation Committee Interlocks and Insider Participation. Mr. Hansen, Chairman of the Board, President and Chief Executive Officer of the Company, and Chief Executive Officer of Everett Mutual Bank and CBE, serves as a member of the Compensation Committee of the Company and the Banks. Although Mr. Hansen recommends compensation to be paid to the named executive officers, the entire Board of Directors of the Company, Everett Mutual Bank and CBE reviews such recommendations and sets the compensation for Mr. Hansen.

     Performance Graph. The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return on the Russell 2000 Index, Nasdaq Combined Bank Index, and the SNL Thrift Index, a peer group index. The graph assumes that the value of the investment was 100 on October 4, 1999, the initial day of trading, and that all dividends were reinvested. The closing price of the Company's Common Stock on the initial day of trading was $10.938 per share and the initial offering price for the Company's Common Stock was $10.00 per share.


                             [graph appears here]


[graph data:]

                                                                 Period Ending
                                  10-04-99   11-05-99   12-03-99   01-07-00   02/04/00   03-03-00  03-31-00
                                  --------   --------   --------   --------   --------   --------  --------

EverTrust Financial Group, Inc.    100.00      91.00     89.00       84.00      86.00      83.00     90.00
Russell 2000 Index                 100.00     104.00    109.00      115.00     124.00     141.00    127.00
Nasdaq Combined Bank Index         100.00     108.00    105.00       94.00      93.00      83.00     91.00
SNL Thrift Index                   100.00     109.00     99.00       87.00      85.00      80.00     88.00


------------------------------------------------------------------------------
              COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
------------------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that during the fiscal year ended March 31, 2000 all filing requirements applicable to its reporting officers, directors and greater than 10% stockholders were properly and timely complied with, except for a purchase by John E. Thoresen, the President of Mutual Bancshares
Capital, Inc., a subsidiary of the Company.   Mr. Thoresen inadvertently
failed to file a Form 4, Statement of Change in Beneficial Ownership of Securities, for purchases during the month of October 1999, which was subsequently filed on December 6, 1999.

------------------------------------------------------------------------------
                     TRANSACTIONS WITH MANAGEMENT
------------------------------------------------------------------------------

     Current law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and does not involve more than the normal risk of repayment or present other unfavorable features. Loans to all directors and executive officers and their associates
totaled approximately $1.2 million at March 31, 2000.   Such loans (i) were
made in the ordinary course of business, (ii) were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Banks' other customers, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features when made.

     R. Michael Kight is a partner in the law firm of Newton-Kight, L.L.P., which firm is general counsel to Everett Mutual Bank and CBE. Services provided by Newton-Kight, L.L.P. to Everett Mutual Bank and CBE are provided on terms comparable to those which are available to unaffiliated parties.

     George S. Newland is the president and owner of Newland Construction Co., Inc., a general contracting company. During fiscal 2000, the Company and Everett Mutual Bank paid Newland Construction Co., Inc. approximately $285,405 in fees for construction and periodic maintenance of their offices. Services provided by Newland Construction Co., Inc. to the Company, Everett Mutual Bank and CBE are provided on terms comparable to those which are available to unaffiliated parties.

------------------------------------------------------------------------------
      PROPOSAL II -- APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
------------------------------------------------------------------------------

     Deloitte & Touche LLP served as the Company's independent auditors for the calendar year ended March 31, 2000. The Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2001, subject to approval by stockholders. A representative of Deloitte & Touche LLP will be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2001.

------------------------------------------------------------------------------
           PROPOSAL III -- RATIFICATION OF 2000 STOCK OPTION PLAN
------------------------------------------------------------------------------

General

     The Company's Board of Directors adopted the EverTrust Financial Group, Inc. 2000 Stock Option Plan ("Plan") on March 20, 2000, subject to approval by the Company's stockholders. The objective of the Plan is to reward performance and build the participant's equity interest in the Company by providing long-term incentives and rewards to officers, key employees and other persons who provide services to the Company and its subsidiaries and who contribute to the success of the Company by their innovation, ability, industry, loyalty and exceptional service.

     The following summary is a brief description of the material features of the Plan. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit A.

Summary of the Plan

     Type of Stock Option Grants. The Plan provides for the grant of incentive stock options ("ISOs"), within the meaning of Section 422(b) of the Code, Non-Qualified Stock Options ("NQSOs"), which do not satisfy the requirements for ISO treatment, and stock appreciation rights ("SARs").

     Administration. The Plan is administered by a Compensation Committee. Subject to the terms of the Plan and resolutions of the Board, the Compensation Committee interprets the Plan and is authorized to make all determinations and decisions thereunder. The Compensation Committee also determines the individuals to whom stock options and other awards will be granted, the type and amount of awards that will be granted, and the terms and conditions applicable to such grants.

     Participants. All officers, directors, directors emeriti and employees of the Company and its subsidiaries are eligible to participate in the Plan, except that only employees may be granted ISOs.

     Number of Shares of Common Stock Available. The Company has reserved 898,625 shares of Common Stock for issuance under the Plan in connection with the exercise of awards. Shares of Common Stock to be issued under the Plan will be authorized but unissued shares. To the extent the Company utilizes authorized but unissued shares to fund the Plan, the interests of current stockholders will be diluted. Since all options are granted through the use of authorized but unissued Common Stock, current stockholders would be diluted by approximately 9.98% based on the number of shares outstanding on June 1, 2000. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the Plan.

     Adjustments Upon Changes in Capitalization. Shares awarded under the Plan will be adjusted by the Compensation Committee in the event of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or other change in corporate structure or the Common Stock of the Company.

     Stock Option Grants. The exercise price of each ISO or NQSO will be at least equal to the fair market value of a share of Common Stock on the date of grant. The exercise price of an option may be paid in cash, Common Stock or other property, by the surrender of all or part of the option being exercised, by the immediate sale through a broker of the number of shares being acquired sufficient to pay the purchase price, or by a combination of these methods, as and to the extent permitted by the Compensation Committee.

     Under the Plan, no ISO is transferable other than by will or the laws of descent and distribution. Any other option shall be transferable by will, the laws of descent and distribution, a "domestic relations order," as defined in the Code, or a gift to any member of the participant's immediate family or to a trust for the benefit of one or more of such
immediate family members.   Options may become exercisable in full at the time
of grant or at such other times and in such installments as the Compensation Committee determines or as may be specified in the Plan. It is anticipated that initial option grants under the Plan will become exercisable in equal installments over a five-year period following the date of grant. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Compensation Committee or specified in the Plan. However, no ISO may be exercised after the tenth anniversary of the date the option was granted.

     Effect of a Change in Control. In the event of a tender offer, exchange offer for shares, or a change in control (as defined in the Plan) of the Company, each outstanding stock option grant will become fully vested and immediately exercisable for a period of 60 days following the date of such change in control, after which any unexercised portion of the option shall revert to being vested as though no change in control had occurred. In addition, in the event of a merger or other corporate event in which the Company is not the surviving entity, the Plan provides that the participant may elect to receive the excess of the fair market value of the Common Stock underlying the option over the option's exercise price in cash or property, as determined in the Compensation Committee's discretion.

     Term of the Plan. Assuming stockholder approval, the Plan will be effective on October 1, 2000. By postponing the effective date, the Plan will not be subject to certain regulatory restrictions otherwise applicable to stock compensation plans implemented prior to the first anniversary of Company's mutual-to-stock conversion. The Plan will expire on the tenth anniversary of the effective date, unless terminated sooner by the Board.

     Amendment of the Plan. The Plan allows the Board to amend, suspend or terminate the Plan without stockholder approval unless such approval is required to comply with a tax law or regulatory requirement.

     Certain Federal Income Tax Consequences. The following brief description of the tax consequences of stock option grants under the Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

     There are no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or an NQSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is includible in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two year and one year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a long-term capital gain or loss.

     On exercise of an NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company, provided the Company properly reports the income in respect of the exercise. The disposition of shares acquired upon the exercise of an NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

New Plan Benefits

     The following table sets forth information regarding the number of options anticipated to be granted under the Plan following the effective date of the Plan.

                                                           Anticipated
Name and Position                                      Stock Option Grant
-----------------                                      ------------------

Michael B. Hansen                                            179,725
Chairman of the Board, President and Chief Executive
Officer of the Company and Chief Executive Officer of Everett Mutual Bank and CBE

Michael R. Deller                                             89,863
Executive Vice President of the Company and President and Chief Operating Officer of Everett Mutual Bank

Jeffrey R. Mitchell                                           62,904
Senior Vice President and Chief Financial Officer of the Company and the Banks

Lorelei Christenson                                           44,931
Senior Vice President and Corporate Secretary of the Company, and Senior Vice President, Chief Information
Officer and Corporate Secretary of the Banks

All executive officers as a group (nine persons, including   473,998
Messrs. Hansen, Deller, Mitchell, and Ms. Christenson)

All non-employee directors as a group (seven persons)        224,566

     The balance of the options, if any, that may be granted under the Plan are expected to be allocated in the future to current and prospective non-employee directors, officers and employees.

Board of Directors Recommendation

     The Board of Directors recommends a vote "FOR" the adoption of the Plan attached as Exhibit A.

------------------------------------------------------------------------------
                      PROPOSAL IV -- RATIFICATION OF THE
                       2000 MANAGEMENT RECOGNITION PLAN
------------------------------------------------------------------------------

General

     Subject to approval by the Company's stockholders, the Board of Directors of the Company adopted the EverTrust Financial Group, Inc. 2000 Management Recognition Plan ("MRP") on March 20, 2000 for the benefit of officers, employees and non-employee directors of the Company and its subsidiaries. The objective of the MRP is to reward performance and build the participant's equity interest in the Company by providing long-term incentives and rewards to officers, key employees and other persons who provide services to the Company and its subsidiaries and who contribute to the success of the Company by their innovation, ability, industry, loyalty and exceptional service. In addition, the Company believes that the MRP will provide an important retention incentive for key personnel.

     The following summary is a brief description of the material features of the MRP. This summary is qualified in its entirety by reference to the MRP, a copy of which is attached as Exhibit B.

Summary of the MRP

     Type of Stock Awards. The MRP provides for the award of Common Stock in the form of restricted stock awards which are subject to the restrictions specified in the MRP or as determined by a committee of the Company's Board of Directors.

     Administration. The MRP is administered by the Compensation Committee. Subject to the terms of the MRP and resolutions of the Board, the Compensation Committee interprets the MRP and is authorized to make all determinations and decisions thereunder. The Compensation Committee also determines the individuals to whom restricted stock awards will be made, the number of shares of Common Stock covered by each award and the terms and conditions applicable to such award.

     Participants. All officers, employees, directors and directors emeriti of the Company and its subsidiaries are eligible to participate in the MRP.

     Number of Shares of Common Stock Available. The Company has reserved 359,450 shares of Common Stock for issuance under the MRP in the form of restricted stock. The plan will acquire shares on the open market, if available, with funds contributed by the Company to a trust which the Company may establish in conjunction with the plan, or from authorized but unissued shares of the Company. In the event that the shares are not available on the open market and all MRP shares are awarded through the use of authorized but unissued Common Stock, current stockholders would be diluted by approximately
4.25% based on the number of shares outstanding on June 1, 2000.   Any shares
subject to an award which is forfeited or is terminated will again be available for issuance under the MRP.

     Adjustments Upon Changes in Capitalization. Shares awarded under the MRP will be adjusted by the Compensation Committee in the event of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or other change in corporate structure or the Common Stock of the Company.

     Restricted Stock Awards. Awards under the MRP will be made in the form of restricted shares of Common Stock that are subject to restrictions on transfer of ownership. It is anticipated that the initial awards under the MRP will vest in equal installments over a five-year period beginning on the first anniversary of the date of grant. Compensation expense in the amount of the fair market value of the Common Stock at the date of the grant to the recipient will be recognized during the period over which the shares vest. If a recipient terminates service with the Company or its subsidiaries for reasons other than death or disability, or normal retirement after attainment of age 65, the recipient forfeits all rights to shares under restriction. If such termination is caused by death, disability, or normal retirement after attainment of age 65, all restrictions expire and all shares allocated become unrestricted. A recipient will be entitled to voting, dividends and other stockholder rights with respect to the shares while restricted.

     Effect of a Change in Control. In the event of a tender offer, exchange offer for shares, or a change in control (as defined in the MRP) of the Company, each outstanding award under the MRP will become fully vested at the election of the participant that is made within 60 days following such event. If the participant does not make such election within the 60 day period, the restricted shares will continue to vest as though no such event had occurred.

     Term of the MRP. Assuming stockholder approval, the MRP will be effective on October 1, 2000. By postponing the effective date, the MRP will not be subject to certain regulatory restrictions otherwise applicable to stock compensation plans implemented prior to the first anniversary of the Company's mutual-to-stock conversion. The MRP will expire on the tenth anniversary after the effective date, unless sooner terminated by the Board.

     Amendment of the MRP. The MRP allows the Board to amend, alter, suspend, or terminate the MRP without stockholder approval unless such approval is required to comply with a tax law or regulatory requirement, provided, however, that no such amendment, suspension or termination shall impair the rights of any participant, without his or her consent, in any award theretofore made pursuant to the MRP. The MRP also allows the Compensation

Committee to waive any terms or conditions the Company has with respect to any award. Any other amendment, change or termination requires the affected participant's consent.

     Certain Federal Income Tax Consequences. The following brief description of the tax consequences of awards of restricted stock under the MRP is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

     A participant who has been awarded restricted stock under the MRP and does not make an election under Section 83(b) of the Code will not recognize taxable income at the time of the award. At the time any transfer or forfeiture restrictions applicable to the restricted stock award lapse, the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction equal to the excess of the fair market value of such stock at such time over the amount (if any) paid therefor.

     A recipient of a restricted stock award who makes an election under
Section 83(b) of the Code will recognize ordinary income at the time of the award and the Company will be entitled to a corresponding deduction equal to the fair market value of such stock at such time over the amount (if any) paid therefor. Any dividends subsequently paid to the recipient on the restricted stock will be dividend income to the recipient and not deductible by the Company. If the recipient makes a Section 83(b) election, there are no federal income tax consequences either to the recipient or the Company at the time any transfer or forfeiture restrictions applicable to the restricted stock award lapse.

New Plan Benefits

     The following table sets forth information regarding the number of restricted shares anticipated to be granted under the MRP following its effective date.

                                                         Anticipated
Name and Position                                    Restricted Stock Grant
-----------------                                    ----------------------

Michael B. Hansen                                           82,674
Chairman of the Board, President and Chief Executive
Officer of the Company and Chief Executive Officer of Everett Mutual Bank and CBE

Michael R. Deller                                           35,945
Executive Vice President of the Company and President and Chief Operating Officer of Everett Mutual Bank

Jeffrey R. Mitchell                                         35,945
Senior Vice President and Chief Financial Officer of the Company and the Banks

Lorelei Christenson                                         46,729
Senior Vice President and Corporate Secretary of the Company, and Senior Vice President, Chief Information
Officer and Corporate Secretary of the Banks

All executive officers as a group (nine persons, including 251,615 Messrs. Hansen, Deller, Mitchell, and Ms. Christenson)

All non-employee directors as a group (seven persons)      104,312

     The balance of the shares, if any, that may be issued pursuant to the MRP is expected to be allocated in the future to current and prospective non-employee directors, officers and employees.

Recommendation of the Board of Directors

     The Board of Directors recommends a vote "FOR" the ratification of the adoption of the MRP attached as Exhibit B.

------------------------------------------------------------------------------
                              OTHER MATTERS
------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

------------------------------------------------------------------------------
                              MISCELLANEOUS
------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company has retained MacKenzie Partners, Inc., to assist in soliciting proxies for a fee not to exceed $4,000, including reimbursable expenses.

      The Company's Annual Report to Stockholders, which includes the Company's Annual Report on Form 10-K as filed with the SEC, has been mailed to stockholders as of the close of business on the Voting Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

------------------------------------------------------------------------------
                           STOCKHOLDER PROPOSALS
------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy solicitation materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 2707 Colby Avenue, Suite 600, Everett, Washington, no later than February 17, 2001. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

     The Company's Articles of Incorporation generally provide that stockholders will have the opportunity to nominate directors of the Company if such nominations are made in writing and are delivered to the Corporate Secretary of the Company not less than 30 days nor more than 60 days before the annual meeting of stockholders; provided, however, if less than 31 days' notice is given, such notice shall be delivered to the Corporate Secretary of the Company no later than the close of the tenth day following the date on which notice of the meeting was mailed to stockholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee for election as a director, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and
(v) as to the stockholder giving such notice (a) his or her name and address as they appear on the Company's books and (b) the class and number of shares of the Company which are beneficially owned by such stockholder.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /s/LORELEI CHRISTENSON
                                 LORELEI CHRISTENSON
                                 CORPORATE SECRETARY

Everett, Washington
June 19, 2000

                                                                    EXHIBIT A

                      EVERTRUST FINANCIAL GROUP, INC.

                          2000 STOCK OPTION PLAN


     1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, emeritus directors and employees of the Corporation and its Affiliates.

     2.  Definitions.  The following definitions are applicable to the Plan:

     "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     "Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Right, or any combination thereof, as provided in the Plan.

     "Award Agreement" -- means the agreement evidencing the grant of an Award made under the Plan.

     "Board" -- means the board of directors of the Corporation.

     "Cause" -- means Termination of Service by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

     "Code" -- means the Internal Revenue Code of 1986, as amended.

     "Committee" -- means the Committee referred to in Section 3 hereof.

     "Corporation" -- means EverTrust Financial Group, Inc., a Washington corporation, and any successor thereto.

     "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee which is intended to qualify as an incentive stock option under
Section 422(b) of the Code. Unless otherwise set forth in the Award Agreement, any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed ab initio to be a Non-Qualified Stock Option.

     "Market Value" -- means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the Nasdaq Stock Market, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

     "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee which does not qualify, for any reason, as an Incentive Stock Option.

     "Option" -- means an Incentive Stock Option or a Non-Qualified Stock
Option.

     "Participant" -- means any director, emeritus director or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

     "Plan" -- means this EverTrust Financial Group, Inc. 2000 Stock Option
Plan.

     "Related" -- means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Right is exercisable, in whole or in part, in lieu thereof.

     "Right" -- means a stock appreciation right with respect to Shares granted by the Committee pursuant to the Plan.

     "Shares" -- means the shares of common stock of the Corporation.

     "Termination of Service" -- means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not either (i) an employee of the Corporation or any Affiliate for purposes of an Incentive Stock Option, or (ii) a director, emeritus director or employee of the Corporation or any Affiliate for purposes of any other Award.

     3. Administration. The Plan shall be administered by a Committee consisting of two or more members of the Board, each of whom (i) shall be an "outside director," as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) shall be a "non-employee director," as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards;
(ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of Award Agreements; (v) establish from time to time regulations for the administration of the Plan; and (vi) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

     4.   Shares Subject to Plan.

          (a) Subject to adjustment by the operation of Section 6, the maximum number of Shares with respect to which Awards may be made under the Plan is 853,694 plus (i) the number of Shares repurchased by the Corporation in the open market or otherwise with an aggregate price no greater than the cash proceeds received by the Corporation from the exercise of Options granted under the Plan; plus (ii) any Shares surrendered to the Corporation in payment of the exercise price of Options granted under the Plan. The Shares with respect to which Awards may be made under the Plan will be authorized and unissued Shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

          (b) During any calendar year, no Participant may be granted Awards under the Plan with respect to more than 300,000 Shares, subject to adjustment as provided in Section 6.

     5.   Awards.

          (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan and the requirements of applicable law as the Committee shall determine, including the granting of Options in tandem with other Awards under the Plan:

               (i) Exercise Price. The exercise price per Share for an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Market Value of a Share on the date of grant of such Option.

              (ii) Option Term. The term of each Option shall be fixed by the Committee, but shall be no greater than 10 years in the case of an Incentive Stock Option or 15 years in the case of a Non-Qualified Stock Option.

             (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

              (iv) Incentive Stock Options. Incentive Stock Options may be granted by the Committee only to employees of the Corporation or its Affiliates.

               (v) Termination of Service. Unless otherwise determined by the Committee and set forth in the Award Agreement evidencing the grant of the Option, upon Termination of Service of the Participant for any reason other than for Cause, all Options then currently exercisable shall remain exercisable for the lesser of (A) two years following such Termination of Service or (B) until the expiration of the Option by its terms. Upon Termination of Service for Cause, all Options not previously exercised shall immediately be forfeited.

          (b) Rights. A Right shall, upon its exercise, entitle the Participant to whom such Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional Shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the exercise price of such Right, multiplied by the number of Shares with respect to which such Right shall have been exercised. A Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Right was exercised. Upon the exercise or termination of a Related Option, any Related Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

     6. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares and exercise price of the Award, if any, as to which Awards may be granted under the Plan and the number and class of shares and exercise price of the Award, if any, with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Except as otherwise provided herein, any Award which is adjusted as a result of this Section 6 shall be subject to the same terms and conditions as the original Award.

     7. Effect of Merger on Options or Rights. In the case of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option or Right has been granted shall have the additional right (subject to the provisions of the Plan and any limitation applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the exercise price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

     8. Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 8 shall be deemed a "change in control": (i) any third person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board may be cast,
(ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board, or (iii) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the Award Agreement, all Options and Rights granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable for a period of 60 days following such date, after which each such Option and Right shall revert to being exercisable in accordance with the other provisions of such Option or Right; provided, however, that no Option or Right which has previously been exercised or otherwise terminated shall become exercisable.

     9. Assignments and Transfers. No Incentive Stock Option granted under the Plan shall be transferable other than by will or the laws of descent and distribution. Any other Award shall be transferable by will, the laws of descent and distribution, a "domestic relations order," as defined in Section 414(p)(1)(B) of the Code, or a gift to any member of the Participant's immediate family or to a trust for the benefit of one or more of such immediate family members. During the lifetime of an Award recipient, an Award shall be exercisable only by the Award recipient unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. For the purpose of this Section 9, a Participant's "immediate family" shall mean the Participant's spouse, children and grandchildren.

     10. Employee Rights Under the Plan. No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

     11. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     12. Withholding Tax. The Corporation shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld. All withholding decisions pursuant to this Section 12 shall be at the sole discretion of the Committee or the Corporation.

     13.  Amendment or Termination.

          (a) The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Corporation's shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such shareholder approval.

          (b) The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise provided herein.

     14. Effective Date and Term of Plan. The Plan shall become effective upon the later of its adoption by the Board or its approval by the shareholders of the Corporation. It shall continue in effect for a term of ten years thereafter unless sooner terminated under Section 13 hereof.

                                * * * * *

                                                                     EXHIBIT B

                        EVERTRUST FINANCIAL GROUP, INC.

                      2000 MANAGEMENT RECOGNITION PLAN


     1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, emeritus directors and employees of the Corporation and its Affiliates.

     2.   Definitions.  The following definitions are applicable to the Plan:

     "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     "Award" -- means the grant by the Committee of Restricted Stock, as provided in the Plan.

     "Award Agreement" -- means the agreement evidencing the grant of an Award made under the Plan.

     "Board" -- means the board of directors of the Corporation.

     "Code" -- means the Internal Revenue Code of 1986, as amended.

     "Committee" -- means the Committee referred to in Section 3 hereof.

     "Corporation" -- means EverTrust Financial Group, Inc., a Washington corporation, and any successor thereto.

     "Participant" -- means any director, emeritus director or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

     "Plan" -- means this EverTrust Financial Group, Inc. 2000 Management Recognition Plan.

     "Restricted Period" -- means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 5 hereof with respect to Restricted Stock awarded under the Plan.

     "Restricted Stock" -- means Shares awarded to a Participant by the Committee pursuant to Section 5 hereof.

     "Shares" -- means the shares of common stock of the Corporation.

     "Termination of Service" -- means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not a director, emeritus director or employee of the Corporation or any Affiliate. Service shall not be considered to have ceased in the case of sick leave, military leave or any other leave of absence approved by the Corporation or any Affiliate or in the case of transfers between payroll locations of the Corporation or between the Corporation, its subsidiaries or its successor.

     3. Administration. The Plan shall be administered by a Committee consisting of two or more members of the Board, each of whom (i) shall be an "outside director," as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) shall be a "non-employee director," as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards;
(ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan;

(iv) prescribe the form and terms of Award Agreements; (v) establish from time to time regulations for the administration of the Plan; and (vi) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

     4.   Shares Subject to Plan.  Subject to adjustment by the operation of
Section 6, the maximum number of Shares with respect to which Awards may be made under the Plan is 359,450 Shares. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued Shares or acquired on the open market, if available, with funds contributed by the Corporation or its primary subsidiary, Everett Mutual Bank, to a trust which the Corporation may establish in conjunction with the Plan. An Award shall not be considered to have been made under the Plan with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such forfeiture has occurred.

     5. Terms and Conditions of Restricted Stock. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions as the Committee shall determine:

          (a) At the time of an Award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period, during which or at the expiration of which, as the Committee shall determine and provide in the Award Agreement, the Shares awarded as Restricted Stock shall no longer be subject to restriction. Subject to any such other terms and conditions as the Committee shall provide, Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period.
          Except for such restrictions, and subject to paragraph (c) of this
          Section 5 and Section 6 hereof, the Participant as owner of such shares shall have all the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends with respect to the Restricted Stock.

                The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

          (b) If a Participant incurs a Termination of Service for any reason (other than death, disability, or normal retirement after attainment of age 65), all Shares of Restricted Stock awarded to such Participant and which at the time of such Termination of Service are subject to the restrictions imposed pursuant to paragraph (a) of this Section 5 shall upon such Termination of Service be forfeited and returned to the Corporation. If a Participant incurs a Termination of Service by reason of death, disability or normal retirement after attainment of age 65, the Restricted Period with respect to the Participant's Restricted Stock then still subject to restrictions shall thereupon lapse.

          (c) Each certificate in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

                         The transferability of this certificate and the
                 Shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the EverTrust Financial Group, Inc. 2000 Management Recognition Plan. Copies of such Plan are on file in the office of the Secretary of EverTrust Financial Group, Inc, P.O. Box 569, Everett, Washington 98206-0569.

          (d) At the time of any Award, the Participant shall enter into an Award Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee, in its sole discretion, shall determine.

          (e) Upon the lapse of the Restricted Period, the Corporation shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 5 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 5, and the Shares represented by such certificate(s) shall be free of the restrictions imposed pursuant to paragraph (a) of this Section 5.

     6. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any Award which is adjusted as a result of this Section 6 shall be subject to the same restrictions as the original Award, and the certificate[s] or other instruments representing or evidencing such Restricted Stock shall be legended and deposited with the Corporation in the manner provided in Section 5(c) hereof.

     7. Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 7 shall be deemed a "change in control": (i) any third person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board may be cast,
(ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board, or (iii) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the Award Agreement, at the election of a Participant that is made within 60 days following such date, the Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse and all Shares awarded hereunder as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If the Participant does not make such election within 60 days following such tender offer, exchange offer, or change in control, such Shares shall continue to be vested in accordance with the other provisions of such Award; provided, however, that no Award which has previously been forfeited shall become vested.

     8. Assignments and Transfers. During the Restricted Period, no Award nor any right or interest of a Participant in any instrument evidencing an Award may be assigned, encumbered or transferred other than by will, the laws of descent and distribution or pursuant to a "domestic relations order," as defined in Section 414(p)(1)(B) of the Code.

     9. Employee Rights Under the Plan. No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

     10. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     11. Withholding Tax. Upon the termination of the Restricted Period with respect to any Shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Corporation shall have the right to require the Participant or other person receiving such Shares to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of Shares held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments.

     12.  Amendment or Termination.

          (a) The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Corporation's shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such shareholder approval.

          (b) The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise provided herein.

     13. Effective Date and Term of Plan. The Plan shall become effective upon the later of its adoption by the Board or its approval by the shareholders of the Corporation. It shall continue in effect for a term of ten years thereafter unless sooner terminated under Section 12 hereof.

                                * * * * *

                               REVOCABLE PROXY
                       EVERTRUST FINANCIAL GROUP, INC.
                       ANNUAL MEETING OF STOCKHOLDERS
                                JULY 25, 2000

    The undersigned hereby appoints the official Proxy Committee of the Board of Directors of EverTrust Financial Group, Inc. ("Company") with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting"), to be held at the Everett Golf & Country Club located at 1500 52nd Street in Everett, Washington, on Tuesday, July 25, 2000, at 7:00 p.m., local time, and at any and all adjournments thereof, as indicated.

1. The election as director of the nominees [ ] FOR [ ] VOTE WITHHELD listed below (except as marked to the contrary below).

   Michael B. Hansen (one-year term); George S. Newland (one-year term); William J. Rucker (one-year term); Michael R. Deller (two-year term); Robert A. Leach, Jr. (two-year term); Thomas R. Collins (two-year term); Margaret B. Bavasi (three-year term); R. Michael Kight (three-year term); Thomas J. Gaffney (three-year term)

   INSTRUCTIONS: To withhold your vote for any individual nominee, write the nominee's name on the line below.

------------------------------------------------------------------------------

2. The approval of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2001.
                           [ ] FOR    [ ]  AGAINST    [ ]  ABSTAIN

3. The ratification of the adoption of the EverTrust Financial Group, Inc. 2000 Stock Option Plan.
                           [ ] FOR    [ ]  AGAINST    [ ]  ABSTAIN

4. The ratification of the adoption of the EverTrust Financial Group,, Inc. 2000 Management Recognition Plan.
                           [ ] FOR    [ ]  AGAINST    [ ]  ABSTAIN

5. In their discretion, upon such other matters as may properly come before the Meeting.

   The Board of Directors recommends a vote "FOR" the above proposals.

                                             (To be signed on reverse side)

(Continued from other side)

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

   Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Corporate Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

   The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of First Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders, and the Annual Report on Form 10-K for the year ended March 31, 2000.

                                      Dated:                         , 2000
                                               ------------------------

                                      ----------------------------------------
                                      PRINT NAME OF STOCKHOLDER

                                      ----------------------------------------
                                      SIGNATURE OF STOCKHOLDER

                                      ----------------------------------------
                                      PRINT NAME OF STOCKHOLDER

                                      ----------------------------------------
                                      SIGNATURE OF STOCKHOLDER

                                      Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                                      PLEASE COMPLETE, DATE, SIGN AND MAIL
                                      THIS PROXY PROMPTLY IN THE ENCLOSED
                                      POSTAGE-PREPAID ENVELOPE.